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                                                                    Exhibit 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------




We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2004 on the consolidated financial statements of Atlantic Coast Federal Corporation as of December 31, 2003 and 2002 and for each of the years in the three-year period ending December 31, 2003 included in the Registration Statement Form S-1 (Registration Number 333-113923) of Atlantic Coast Federal Corporation filed on August 20, 2004.



                                             /s/ Crowe Chizek and Company LLC
                                             --------------------------------
                                             Crowe Chizek and Company LLC


Oak Brook, Illinois
October 12, 2004